Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Heritage Global, Inc. (the “Company”) of our report dated March 17, 2022, relating to the financial statements of the Company appearing in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2021.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/ Baker Tilly US, LLP

San Diego, California

September 14, 2023